UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 14, 2015

All Marketing Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-160031	26-3895737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

112 North Curry Street - Carson City - Nevada 89703-4934

(Address of Principal Executive Offices) (Zip Code)

(775) 321-8206

(Registrant's telephone number, including area code)

(fka Patents Professional, Inc.)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Certain Officers

As of July 13, 2015, Nikola Pizurica resigned as sole Director, President, Secretary, Treasurer, Principal Executive Officer and Principal Financial Officer of the Company.

Election of Directors; Appointment of Certain Officers

As of July 13, 2015, Nathathai Thongda, 39, has been appointed as sole Director, President, Secretary, Treasurer, Principal Executive Officer and Principal Financial Officer and is the sole member of the Board of Directors of the Company.

Nathathai Thongda has a Bachelor of Arts in English (1998) from Phibul Songkram Rajabhat Institute (Phitasanulok,Thailand) and is currently attending Sukhothai Thammathirat Open University (Thailand) to obtain her Bachelor of Laws degree. Since May 2015, Ms. Thongda is the building manager of Chateau Dale Condominiums (Pattaya, Thailand), which position she also held in April through November 2014. Ms. Thongda has been a legal consultant since November 2013. Prior to that she was site manager and building manager for La Royale Beach Condominiums (Pattaya, Thailand) from August 2012 to October 2013, operations manager for The Spa (Chiangmai, Thailand) from September 2011 to February 2012, manager of administration and human resources for Topforms Brassiere Mae Sot Co., Ltd. (Mae Sot, Thailand) from April 2011 to September 2011 and prior to that managing director for Suntorn Construction and Petchaboon Bamboo (Pattaya, Thailand) from November 2009 to December 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                                                                                                                                                  All Marketing Solutions, Inc.

Dated: July 16, 2015	By:	/s/ Nathathai Thongda
Nathathai Thongda
President, Secretary Treasurer, Principal Executive Officer,
Principal Financial Officer